UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2004

Diametrics Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	000-21982	41-1663185
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3050 Centre Pointe Drive, Suite 150, St. Paul, MN		55113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	651-639-8035

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

On September 8, 2004, Diametrics Medical, Inc. (the "Company") entered into an Employment Agreement with William P. Moffitt, pursuant to which Mr. Moffitt has been employed by the Company as its Chairman of the Board. The agreement provides that Mr. Moffitt’s compensation shall consist of a cash salary equal to $100 for each day during which Mr. Moffitt provides service to the Company in his capacity as Chairman, plus an initial stock option grant to purchase 25,000 shares of the Company’s common stock at a per share price equal to $0.17, and a subsequent option grant, upon the occurrence of a recapitalization of the Company, to purchase up to a number of shares of common stock equal to 10% or more of the then outstanding common stock at a per share exercise price equal to the fair market value of a share on the date of grant. Upon a change of control of the Company, Mr. Moffitt will be entitled to certain bonus payments and the vesting of the options may accelerate, depending upon the total aggregate proceeds received by the Company or the Company’s shareholders. Either party may terminate the agreement upon 60 days prior written notice.

The parties acknowledge that the Company may undertake a recapitalization as part of the implementation of a new strategic plan, the terms and conditions of which are not at this time ascertainable, and have therefore agreed to negotiate in good faith such changes to Mr. Moffitt’s compensation as may then be in their mutual best interests and consistent with the spirit and intent of the agreement. A copy of the agreement is filed as Exhibit 10.1 to, and incorporated by reference in, this report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

d) On September 8, 2004, the Board of Directors of the Company elected a new director, William P. Moffitt, filling the vacancy on the Board left by Gerald L. Cohn, who retired from the Board on August 1, 2004. Mr. Moffitt is President and Chief Executive Officer of Nanosphere, Inc., and was formerly President and Chief Executive Officer of i-STAT Corporation, which he joined in July 1989. i-STAT was recently acquired by Abbott Laboratories. Mr. Moffitt has been appointed by the Board to the position of Chairman of the Board, replacing Carl Goldfischer, MD, who has served as the Company’s Chairman since September 2003. Dr. Goldfischer will remain a member of the Board of Directors. Mr. Moffitt is also expected to be named to the Compensation Committee of the Company’s Board of Directors.

The Company executed an employment agreement with Mr. Moffitt with respect to his services as Chairman of the Board, the terms of which are described under Item 1.01 of this report. A press release, dated September 8, 2004, announcing Mr. Moffitt’s election to the Company’s Board of Directors is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Employment Agreement, dated September 8, 2004, between
Diametrics Medical, Inc. and William P. Moffitt.

99.1 Press Release, dated September 8, 2004, of Diametrics Medical, Inc.

The Registrant is filing this Amendment No.1 to its Form 8-K previously filed with the SEC on September 14, 2004, to correct a technical error in filing the exhibits attached hereto.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diametrics Medical, Inc. (Registrant)

September 17, 2004	By:	W. Glen Winchell

Name: W. Glen Winchell
Title: Sr. Vice President of Finance and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

EX-10.1	Employment Agreement
EX-99.1	Press Release